Exhibit 99.1

0 GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION Quarter Ended March 31, 2015 GOLUBCAPITALBDC.COM GBDC

1 Disclaimer Some of the statements in this presentation constitute forward - looking statements, which relate to future events or our future p erformance or financial condition. The forward - looking statements contained in this presentation involve risks and uncertainties, including statements as to: our futur e operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisor s L LC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on t he general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their obj ectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic trends and other external factors; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and re tain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business deve lop ment company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd - Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position. Such forward - looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “migh t,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or si milar words. We have based the forward - looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward - looking statements and future results could differ materially from historical performance. W e undertake no obligation to revise or update any forward - looking statements made herein, whether as a result of new information, future events or otherwise. Y ou are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or i n t he future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10 - K, registration statements on Form N - 2, quarterly reports on Form 10 - Q and current reports on Form 8 - K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third - party service providers. We have not independently verified such statistics or data.

2 Second Fiscal Quarter 2015 Highlights Net increase in net assets resulting from operations (i.e. net income) for the quarter ended March 31, 2015 was $17.9 million, or $ 0.38 per share, as compared to $15.2 million, or $0.32 per share, for the quarter ended December 31, 2014. Net investment income for the quarter ended March 31, 2015 was $13.8 million, or $0.29 per share, as compared to $14.6 millio n, or $0.31 per share, for the quarter ended December 31, 2014. Excluding a $1.0 million accrual for the capital gains incentive fee, net investment income for the quarter ended March 31, 2015 was $14.8 million, or $0.31 1 per share. Net realized and unrealized gains on investments and secured borrowings of $4.1 million, or $0.09 per share, for the quarter ended March 31

, 2015 were the result of $4.5 million in realized gains and $0.4 million of net unrealized depreciation. The realized gains mainly related to the sale of two equity investments. The net unrealized deprecia tio n included the reversal of the net unrealized appreciation on the two equity investments that were sold during the quarter, offset by net unrealized appreciation on several middle market debt and equity securities . New middle - market investment commitments totaled $161.9 million for the quarter ended March 31, 2015. Including investments of $17.1 million in Senior Loan Fund LLC (“SLF”), total new investment commitments were $179.0 million. Approximately 31% of the new investment commitments were senior secured loans, 58% were one stop loans, 9% were investments in SLF, and 2% were investments in equity securities. Overall, total investments in portfolio companies at fair value increased by $22.3 million during the three months ended March 31, 2015. SUMMARY OF QUARTERLY RESULTS 1. As a supplement to generally accepted accounting principles (“GAAP ”) financial measures, the Company has provided this non - GAAP performance result. The Company believes that this non - GAAP financial measure is useful as it excludes the accrual of the capital gains incentive fees which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gains in cen tive fee payable as calculated under the Investment Advisory Agreement for the period ended March 31, 2015 is $0. However, in accordance with GAAP, we are required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gai n i ncentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non - GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non - GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 3 for a reconciliation to the nearest GAAP measure, net investment income per share.

3 FINANCIAL HIGHLIGHTS Q2 2 015 Q1 2 015 Q4 2 014 Q3 2 014 Q2 2 014 Earnings per share $ 0.38 $ 0.32 $ 0.43 $ 0. 35 $ 0. 32 Net investment income per share 0.29 0.31 0.32 0.32 0.31 Accrual for capital gain incentive fee per share 0.02 N/A N/A N/A N/A Net investment income before accrual for capital gain incentive fee per share 1 0.31 0.31 0.32 0.32 0.31 Net realized /unrealized gain (loss) per share 0.09 0.01 0.11 0.03 0.01 Net asset value per share 15.61 15.55 15.55 15.44 15.41 Distributions paid per share 0.32 0.32 0.32 0.32 0.32 Q2 2 015 Q1 2 015 Q4 2 014 Q3 2 014 Q2 2 014 Investments in Portfolio Companies, at Fair Value (000s) $ 1,366,048 $ 1,361,021 $ 1,312,781 $ 1,290,493 $ 1,211,888 Investments in SLF, at Fair Value (000s) $ 57,015 $ 39,705 $ 34,831 $ 34,397 $ 41,709 Total Fair Value of Investments (000s) $ 1,423,063 $ 1,400,726 $ 1,347,612 $ 1,324,890 $ 1,253,597 Number of Portfolio Company Investments 2 146 147 145 146 139 Average Investment Size (000s) $ 9,356 $ 9,259 $ 9,054 $ 8,839 $ 8,719 Fair Value as a Percentage of Principal (Loans) 98.6% 98.5% 98.7% 98.9% 99.0% 1. As a supplement to GAAP financial measures, the Company has provided this non - GAAP performance result. The Company believes that this non - GAAP financial measure is useful a s it excludes the accrual of the capital gains incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. Under the Investment Advisory Agreement, the capital gains incentive fee payable at March 31, 2015 is $0. However, in accordance with GAAP, we are required to include aggregate unrealized appreciation on inv es tments in the calculation and accrue a capital gain incentive fee on a quarterly basis, as if such unrealized capital appreciation were rea liz ed, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payabl e u nder the Investment Advisory Agreement. Although this non - GAAP financial measure is intended to enhance investors’ understanding of the Company’s business a nd performance, this non - GAAP financial measure should not be considered an alternative to GAAP. 2. Excludes SLF

PORTFOLIO HIGHLIGHTS – NEW ORIGINATIONS

Originations and Net Funds Growth

- New investment commitments totaled $179.0 million for the quarter ended March 31, 2015, including investments totaling $17.1 million in SLF.
- Net growth in investments, at fair value, for the quarter ended March 31, 2015 was $22.3 million, a 1.6% increase from December 31, 2014. During the quarter ended March 31, 2015, SLF purchased $76.7 million of senior secured loans at fair value from us.

Select Portfolio Funds Roll Data (in millions)	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014
New Investment Commitments	$ 179.0	$ 146.5	$ 332.6	$ 158.7	$ 182.5
Exits[1] and Sales of Investments	147.0	80.9	286.6	79.3	103.7
Net Funds Growth[2]	22.3	53.1	22.7	71.3	73.7

Asset Mix of New Investments	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014
Senior Secured	31%	53%	11%	18%	14%
One Stop	58%	43%	81%	79%	80%
Second Lien	0%	0%	6%	0%	0%
Subordinated Debt	0%	0%	0%	0%	0%
Investment in SLF	9%	3%	0%[3]	2%	5%
Equity	2%	1%	2%	1%	1%

1. Includes and full and partial payoffs
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.
3. Represents an amount less than 1%.

GOLUB CAPITAL

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5 $1,254 $1,325 $1,348 $1,401 $1,423 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 16% 13% 13% 9% 8% 5% 5% 3% 3% 3% 4% 18% Healthcare, Education and Childcare – 16% Retail Stores – 13% Diversified Conglomerate Service – 13% Electronics – 9% Beverage, Food and Tobacco – 8% Diversified Conglomerate Manufacturing – 5% Aerospace and Defense – 5% Leisure, Amusement, Motion Pictures, Entertainment – 3% Personal and Non Durable Consumer Products – 3% Personal, Food and Miscellaneous Services – 3% SLF – 4% Other – 18% 3% 3% 1% 3% 3% 1% 3% 3% <1% 3% 3% <1% 4% 3% <1% 99.5% PORTFOLIO HIGHLIGHTS ― PORTFOLIO DIVERSITY AS OF MARCH 31, 2015 1. Excludes investment in SLF. 2. The percentage of fixed rate loa ns and floating rate loans is calculated using total debt investments at fair value and exclu des equity investments . Fixed – 0.5% Floating Inv. in SLF Equity Sub. Debt Second Lien One Stop Sr. Secured 23% 22% 20% 18% 15% 61% 65% 70% 72% 73% 9% 6% 4% 4% 4% Industry Diversity of Investments INVESTMENT PORTFOLIO $1,366MM 1 // 146 INVESTMENTS – AVERAGE SIZE $9.4MM Diversity by Investment Size Top 10 Investments 22% Top 25 Investments 44% Remaining 121 Investments 52% Interest Rate on Loans 2 Historical Investment Portfolio ($mm) SLF 4%

6 8.6% 8.9% 9.3% 8.3% 8.4% 8.0% 8.3% 8.2% 7.8% 7.9% 3.0% 3.3% 3.2% 3.3% 3.3% 5.6% 5.6% 6.1% 5.0% 5.1% 0.2% 0.2% 0.2% 0.3% 0.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Investment income yield Income yield Weighted average cost of debt Weighted average investment spread 3-Month London Interbank Offered Rate ("LIBOR") 3 5 4 6 2 PORTFOLIO HIGHLIGHTS – SPREAD ANALYSIS 1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For varia ble rate loans, the contractual rate is calculated using current LIBOR, the spread over LIBOR and the impact of any LIBOR floor. Fo r fixed rate loans, the contract rate is the stated fixed rate.

2. The weighted average cost of debt and weighted average investment spread presented for the quarter ended June 30, 2014 exclud e $ 0.4 million of accelerated capitalized debt issuance costs that resulted from the June 5, 2014 amendment to our Wells Fargo r evo lving credit facility. The weighted average cost of debt and weighted average investment spread were 3.6% and 5.3%, respectively, when including the $0. 4 m illion of accelerated capitalized debt issuance costs. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments , including interest and fee income and amortization of capitalized fees and discounts, divided by (b ) the daily average of total earning investments at fair value. 4. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b ) the daily average of total investments at fair value. 5. The weighted average cost of debt is calculated as (a) the actual amount incurred on debt obligations divided by (b) the daily average of total debt obligations. 6. The weighted average investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt . Portfolio Rotation – Debt Investments Q2 2 015 Q1 2 015 Q4 2 014 Q3 2 014 Q2 2 014 Weighted average interest rate of new investments 1 6.5% 6.8% 6.7% 7.1% 7.5% Weighted average interest rate on investments that were sold or paid - off 6.5% 6.5% 7.0% 7.8% 6.8% Weighted average spread over LIBOR of new floating rate investments 5.4% 5.8% 5.7% 6.0% 6.4% Weighted average interest rate of new fixed rate investments 10.8% N/A N/A N/A N/A Weighted average fees on new investments 1.3% 1.8% 1.1% 1.3% 1.3%

PORTFOLIO HIGHLIGHTS – CREDIT QUALITY

Credit Quality – Investment Portfolio

- Fundamental credit quality remains strong with non-accrual investments as a percentage of total investments at fair value remaining relatively flat with an amount representing 0.2% as of March 31, 2015. During the quarter, one additional investment was recorded as non-accrual.
- Internal Performance Ratings[1] on the investment portfolio have remained relatively stable for the past several quarters and over 90.0% of the investments in our portfolio had an Internal Performance Rating of 4 or higher as of March 31, 2015.
- The fair value of debt investments as a percentage of principal amount remained relatively stable increasing to 98.6% for the quarter ended March 31, 2015 from 98.5% for the quarter ended December 31, 2014.

Non-Accrual – Debt Investments	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014
Non-accrual investments at amortized cost (000s)	$ 10,834	$ 6,987	$ 3,021	$ 3,277	$ 2,577
Non-accrual investments / Total portfolio at amortized cost	0.8%	0.5%	0.2%	0.3%	0.2%
Non-accrual investments at fair value (000s)	$ 3,209	$ 2,233	$ 5	$ 215	$ 5
Non-accrual investments / Total portfolio at fair value	0.2%	0.2%	0.0%[2]	0.0%[2]	0.0%[2]

1. Please see Internal Performance Ratings Definitions on the following page.
2. Represents an amount less than 0.1%.

GOLUB CAPITAL

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8 PORTFOLIO HIGHLIGHTS – PORTFOLIO RATINGS Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is p erforming substantially below expectations and the loan’s risk has substantially increased since origination March 31, 2015 December 31, 2014 September 30, 2014 Internal Performance Rating Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousand

s) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio 5 $ 152,434 10.7% $ 155,411 11.1% $ 129,806 9.7% 4 $ 1,167,998 82.1% $ 1,135,019 81.0% $ 1,144,232 84.9% 3 $ 91,513 6.4% $ 99,707 7.1% $ 68,944 5.1% 2 $ 11,113 0.8% $ 10,584 0.8% $ 4,625 0.3% 1 $ 5 0.0% $ 5 0.0% $ 5 0.0% Total $ 1,423,063 1 00.0% $ 1,400,726 1 00.0% $ 1,347,612 1 00.0% Strong Portfolio Risk Ratings Internal Performance Rating Definition * * * Represents an amount less than 0.1%. *

QUARTERLY STATEMENTS OF FINANCIAL CONDITION

(Dollar amounts in thousands, except per share data)	As of March 31, 2015 (unaudited)	December 31, 2014 (unaudited)	September 30, 2014 (audited)	June 30, 2014 (unaudited)	March 31, 2014 (unaudited)
Assets					
Investments, at fair value	$ 1,423,063	$ 1,400,726	$ 1,347,612	$ 1,324,890	$ 1,253,597
Cash and cash equivalents	3,068	5,740	5,135	11,392	12,810
Restricted cash and cash equivalents	54,470	35,686	74,808	109,818	41,261
Other assets	23,002	18,431	15,833	16,013	13,976
Total Assets	$ 1,503,603	$ 1,460,583	$ 1,443,388	$ 1,462,113	$ 1,321,644
Liabilities					
Debt	$ 754,450	$ 714,650	$ 697,150	$ 703,300	$ 572,150
Secured borrowings, at fair value	372	380	389	20,264	18,222
Interest payable	2,611	4,455	3,196	3,689	1,691
Management and incentive fee payable	7,158	5,853	8,451	5,897	5,736
Payable for open trades	–	–	–	–	–
Other liabilities	1,620	1,527	1,463	2,189	1,915
Total Liabilities	766,211	726,865	710,649	735,339	599,714
Total Net Assets	737,392	733,718	732,739	726,774	721,930
Total Liabilities and Net Assets	$ 1,503,603	$ 1,460,583	$ 1,443,388	$ 1,462,113	$ 1,321,644
Net Asset Value per Share	$ 15.61	$ 15.55	$ 15.55	$ 15.44	$ 15.41
GAAP leverage	1.02x	0.97x	0.95x	1.00x	0.82x
Regulatory leverage[1]	0.74x	0.69x	0.67x	0.71x	0.54x
Asset coverage[1]	234.6%	244.4%	249.1%	240.8%	285.5%

1. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.

GOLUB CAPITAL

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10 QUARTERLY OPERATING RESULTS For the three months ended ( Dollar amounts in thousands , except share and per share data) March 31, 2015 (unaudited) December 31, 2014 (unaudited) September 30, 2014 (unaudited) June 30, 2014 (unaudited) March 31, 2014 (unaudited) Investment Income Interest income $ 27,489 $ 27,319 $ 28,840 $ 26,035 $ 24,977 Dividend income 377 18 536 952 262 Fee income 595 208 1,282 1,042 21 Total Investment Income 28,461 27,545 30,658 28,029 25,260 Expenses Interest and other debt financing expenses 6,017 5,694 5,987 5,609 4,540 Base management fee 4,855 4,821 4,650 4,394 4,185 Incentive fee 2,258 1,071 3,833 1,607 1,656 Other operating expenses 1,577 1,402 1,338 1,346 1,527 Total Expenses 14,707 12,988 15,808 12,956 11,908 Net Investment Income 13,754 14

,557 14,850 15,073 13,352 Net Gain (Loss) on Investments and Secured Borrowings Net realized gain (loss) on investments 4,523 1,726 10,290 1 87 Net unrealized appreciation (depreciation) on investments and secured borrowings (416) (1,111) (4,958) 1,206 662 Net gain (loss) on investments and secured borrowings 4,107 615 5,332 1,207 737 Net Increase in Net Assets Resulting from Operations $ 17,861 $ 15,172 $ 20,182 $ 16,280 $ 14,089 Per Share Earnings P er Share $ 0.38 $ 0.32 $ 0.43 $ 0.35 $ 0.32 Net Investment Income Per Share $ 0.29 $ 0.31 $ 0.32 $ 0.32 $ 0.31 Distributions Paid $ 0.32 $ 0.32 $ 0.32 $ 0.32 $ 0.32 Weighted average common shares outstanding 47,174,501 47,121,194 47,067,990 46,985,908 43,754,776 Common shares outstanding at end of period 47,225,212 47,171,518 47,119,498 47,065,030 46,857,608

11 0.31 0.32 0.32 0.31 0.29 0.01 0.03 0.11 0.01 0.09 $0.32 $0.35 $0.43 $0.32 $0.38 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 NII Gains/Loss 8.1% 8.3% 8.1% 7.9% 7.6% 8.5% 9.0% 11.0% 8.2% 9.8% 0% 2% 4% 6% 8% 10% 12% 14% Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 NII Net Income $14.75 $14.75 $14.56 $14.53 $14.69 $14.58 $14.60 $14.66 $14.80 $15.12 $15.21 $15.23 $15.41 $15.44 $15.55 $15.55 $15.61 $14.00 $14.20 $14.40 $14.60 $14.80 $15.00 $15.20 $15.40 $15.60 $15.80 Q2'11 Q3'11 Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 FINANCIAL PERFORMANCE HIGHLIGHTS Quarterly EPS Composition Annualized Return on Average Equity 1, 2 GBDC Quarterly NAV per Common Share Since IPO 1. The net investment income (“NII”) annualized return on average equity is ca lculated as (a) the net investment income for the per iod presented divided by (b) the daily average of total net assets. 2. The net income annualized return on average equity is calculated as (a) the net increase in assets resulting from operations for the period presented divided by (b) the daily average of total net assets.

PORTFOLIO HIGHLIGHTS – SENIOR LOAN FUND LLC

Portfolio Highlights

» Net growth in investments, at fair value, for the quarter ended March 31, 2015 was $67.5 million, a 55.5% increase from December 31, 2014 as SLF purchased $76.7 million[2] of loans from GBDC at fair value. The annualized quarterly return improved from 5.7% for the quarter ended December 31, 2014 to 11.0% for the quarter ended March 31, 2015 driven by (i) efficient utilization of leverage at SLF due to its increased size and diversification and (ii) no net mark-to-market losses as had been experienced the past two quarters.

(Dollar amounts in thousands)

	As of			
Balance Sheet	March 31, 2015 (unaudited)	December 31, 2014 (unaudited)	September 30, 2014 (audited)	June 30, 2014 (unaudited)
Total investments, at fair value	$ 189,151	$ 121,676	$ 103,296	$ 103,770
Cash and other assets	4,846	4,694	3,932	3,096
Total assets	$ 193,997	$ 126,370	$ 107,228	$ 106,866
Senior credit facility	$ 121,300	$ 74,750	$ 66,600	$ 66,350
Other liabilities	7,537	6,244	821	1,205
Total liabilities	128,837	80,994	67,421	67,555
Subordinated debt and members' equity	65,160	45,376	39,807	39,311
Total liabilities and net assets	$ 193,997	$ 126,370	$ 107,228	$ 106,866
Senior leverage	1.86x	1.65x	1.67x	1.69x

(Dollar amounts in thousands)

	For the three months ended			
GBDC Return on Investments in SLF	March 31, 2015 (unaudited)	December 31, 2014 (unaudited)	September 30, 2014 (unaudited)	June 30, 2014 (unaudited)
Total income	$ 1,214	$ 524	$ 501	$ 799
Annualized total return[1]	11.0%	5.7%	5.8%	9.6%

1. GBDC's annualized total return is calculated by dividing total income earned on our investments in SLF subordinated notes and SLF LLC equity interests by the combined daily average of our investments in (1) the principal of the SLF subordinated notes and (2) the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on GBDC's investment in SLF and the income from such investments.
2. Total investment commitments purchased were $83.4 million, of which $76.7 million was outstanding at fair value at the date of sale.

GOLUB CAPITAL

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13 Cash and Cash Equivalents Unrestricted cash and cash equivalents totaled $3.1 million as of March 31, 2015. Restricted cash and cash equivalents totaled $54.5 million as of March 31, 2015. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facility subsidiaries and is reserved for quarterly interest payments and is also available for new investments that qualify for acquisition by these entities. Debt Facilities Revolving Credit Facilities – As of March 31, 2015, subject to leverage and borrowing base restrictions, we had approximately $65.3 million of remaining commitments and $36.1 million of availability on our $150.0 million revolving credit facility with Wells Fargo. As of March 31, 2015, subject to leverage and borro wing base restrictions, we had approximately $15.0 million of remaining commitments and $2.3 million of availability on our $15.0 million revolving credit facility with PrivateBank. SBIC Debt – As of December 31, 2014, we had $16.2 million of additional debentures available through our SBIC subsidiaries, subj ect to customary SBA regulatory requirements. Common Stock Offering On April 9, 2015, we priced a public offering of 3.5 million shares of our common stock at a public offering price of $ 17.42 per share, raising $59.1 million in net proceeds after underwriting discounts and commissions and before expenses. On May 7 , 2015, we sold an additional 502,292 shares of our common stock at a public offering price of $17.42 per share pursuant to the underwriters’ partial exercise of the option to purchase additional shares of our common stock. LIQUIDITY AND INVESTMENT CAPACITY

DEBT FACILITIES

2010 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A Notes	Aaa/AAA	$203.0	3 Month LIBOR + 1.74%	July 20, 2023	July 20, 2015
Class B Notes	Aa/AA	$12.0	3 Month LIBOR + 2.40%	July 20, 2023	July 20, 2015
Total Notes Issued[1]		**$215.0**			

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1 Notes	Aaa/AAA	$191.0	3 Month LIBOR + 1.75%	April 25, 2026	July 20, 2018
Class A-2 Notes[2]	Aaa/AAA	$20.0	3 Month LIBOR + 1.45%	April 25, 2026	July 20, 2018
Class B Notes	Aa2/AA	$35.0	3 Month LIBOR + 2.50%	April 25, 2026	July 20, 2018
Total Notes Issued[3]		**$246.0**			

Debt Facilities

Issuer	Amount Outstanding ($mm)	Maximum Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility	$84.7	$150.0	3 Month LIBOR + 2.25%	October 17, 2019	November 22, 2015
PrivateBank Revolving Credit Facility[4]	$0.0	$15.0	3 Month LIBOR + 3.50%	November 22, 2020	November 22, 2015
SBIC IV	$150.0	$150.0	3.7%[5]	10-year maturity after drawn	August 24, 2015
SBIC V	$58.8	$75.0	3.7%[5]	10-year maturity after drawn	December 5, 2017

1. The Subordinated Notes issued in the 2010 Debt Securitization, as amended in February 2013, totaling $135 million were retained by us.
2. The Class A-2 Notes issued in the 2014 Debt Securitization bears interest at 3 Month LIBOR + 1.45% through December 4, 2015 and 3 Month LIBOR + 1.95% thereafter.
3. The Class C Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by us.
4. The PrivateBank Revolving Credit Facility bears interest at a rate of either 1, 2 or 3 month LIBOR plus 3.50% per annum or PrivateBank's prime rate plus 1.50% per annum through November 22, 2015 and either 1, 2 or 3 month LIBOR plus 2.50% per annum or PrivateBank's prime rate plus 0.50% per annum thereafter.
5. The SBA debentures have interest rates that are fixed at various pooling dates and have an average annualized rate of 3.7%.

GOLUB CAPITAL

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15 COMMON STOCK AND DISTRIBUTION INFORMATION Common Stock Data Distribution Data Date Declared Record Date Payment Date Amount Per Share Total Amount (in thousands) February 5, 2013 March 14, 2013 March 28, 2013 $0.32 $10,793 May 1, 2013 June 13, 2013 June 27, 2013 $0.32 $12,722 August 6, 2013 September 13, 2013 September 27, 2013 $0.32 $12,733 November 26, 2013 December 17, 2013 December 27, 2013 $0.32 $13,851 February 4, 2014 March 17, 2014 March 28, 2014 $0.32 $13,864 May 6, 2014 June 16, 2014 June 27, 2014 $0.32 $15,048 August 5, 2014 September 16, 2014 September 26, 2014 $0.32 $15,061 November 17, 2014 December 18, 2014 December 29, 2014 $0.32 $15,078 February 3, 2015 March 20, 2015 March 27, 2015 $0.32 $15,095 May 11, 2015 June 18, 2015 June 29, 2015 $0.32

$16,393 Fiscal Year Ended September 30, 2 014 High Low End of Period First Quarter $19.11 $16.74 $19.11 Second Quarter $19.26 $17.64 $17.84 Third Quarter $17.97 $15.94 $17 .70 Fourth Quarter $17.80 $15.95 $15.95 Fiscal Year Ended September 30, 2 015 First Quarter $18.15 $16.15 $17.93 Second Quarter $18.04 $17.05 $17.55 1. Estimated based on the number of shares outstanding on May 11, 2015. 1